Exhibit 99.1

News Release

_______________________________________________________________________________

FOR IMMEDIATE RELEASE

Contacts:

Merck Media Relations:	Dynavax Investor/Media Relations:
Pamela Eisele: (267) 305-3558 Claire Mulhearn: (908) 236-1118	Michael Ostrach: (510) 665-7257
Merck Investor Relations:
Justin Holko: (908) 740-1879

Merck and Dynavax Announce New Collaboration Investigating the Combination of Immuno-Oncology Therapies

Studies to Evaluate the Combination of Dynavax’s SD-101 with Two Immunotherapies from Merck’s Pipeline, KEYTRUDA® (pembrolizumab) and MK-1966

Collaboration Includes First-in-human Study for MK-1966, a New Investigational Anti-interleukin-10 (anti-IL-10) Immunomodulator from Merck’s Rapidly Growing Immuno-oncology Pipeline

KENILWORTH, N.J. & BERKELEY, Calif., June 1, 2015 – Merck (NYSE: MRK), known as MSD outside the United States and Canada, and Dynavax Technologies Corporation (Nasdaq: DVAX) today announced they have entered into two clinical trial collaboration agreements to investigate the potential synergistic effect of combining immunotherapies from both companies’ pipelines:  Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab), and its investigational anti-interleukin-10 (anti-IL-10) immunomodulator, MK-1966, with Dynavax’s investigational toll-like receptor 9 (TLR9) agonist, SD-101.

SD-101, KEYTRUDA, and MK-1966 are immunotherapies designed to enhance the body’s own defenses in fighting cancer. SD-101 is designed to mediate anti-tumor effects by triggering both innate and adaptive immune responses, including the induction of high levels of Type 1 interferon to stimulate recruitment of T-cells. KEYTRUDA is a humanized monoclonal antibody that blocks the interaction between PD-1 (programmed death receptor-1) and its ligands, PD-L1 and PD-L2. MK-1966 is an investigational anti-IL-10 immunomodulator designed to neutralize the immune-suppressive environment for tumors. The collaboration includes multiple studies that will evaluate:

•	Safety and efficacy of combining SD-101 with KEYTRUDA in patients with advanced melanoma; this Phase 1b/2, multicenter, open-label study is expected to be initiated in the second half of 2015.
•	Safety and efficacy of combining SD-101 with MK-1966 in patients with solid or hematological malignancies; this Phase 1 study is expected to be initiated in the second half of 2015.

“The collaboration with Dynavax is rooted in Merck’s commitment to advancing breakthrough science in the field of immuno-oncology in order to address the complex interplay between the immune system and cancer,” said Dr. Eric Rubin, vice president and therapeutic area head, oncology early stage development, Merck Research Laboratories. “We are pleased that this latest collaboration not only investigates the potential of KEYTRUDA as a combination therapy, but also includes our new immunomodulator candidate, MK-1966.”

“Our interest in working with Merck on these clinical collaborations was propelled by the synergistic activity we have seen when SD-101 is combined with checkpoint inhibitors in preclinical models,” said Eddie Gray, chief executive officer of Dynavax. “These collaborations with Merck will facilitate our objective to demonstrate SD-101’s potential to complement multiple therapeutic modalities and thereby provide benefit to patients.”

Under the terms of the agreement, Dynavax will sponsor and fund the SD-101 and KEYTRUDA study. Merck will sponsor and fund the SD-101 and MK-1966 study. The agreements include provisions where the parties may agree to extend either collaboration to include a Phase 3 clinical trial. Additional details of the agreements between Dynavax and Merck, through a subsidiary, were not disclosed.

About SD-101

SD-101 is a proprietary, second-generation, TLR 9 agonist CpG-C class oligodeoxynucleotide. SD-101 activates multiple anti-tumor activities of innate immune cells and activates plasmacytoid dendritic cells to stimulate T cells specific for antigens released from dying tumor cells. TLR9agonists such as SD-101 enhance T and B cell responses and provide potent Type 1 interferon induction and maturation of plasmacytoid dendritic cells to antigen-presenting cells. SD-101 is being evaluated in several Phase 1/2 oncology studies to assess its preliminary safety and activity.

About MK-1966

MK-1966, an investigational anti-interleukin-10 (anti-IL-10) immunomodulator, is designed to neutralize the immune-suppressive environment for tumors. MK-1966 blocks the activity of IL-10 which is known to down modulate the immune activation that is needed to kill tumor cells in the tumor microenvironment. These effects include decrease in cytokine production, upregulation of T regulatory cell activity and downregulation of antigen presenting cell activity. Based on preclinical data, co-administration of an anti-IL-10 with a TLR9 agonist may provide clinical benefit in the treatment of certain cancers.

About KEYTRUDA® (pembrolizumab)

KEYTRUDA (pembrolizumab) is a humanized monoclonal antibody that blocks the interaction between PD-1 and its ligands, PD-L1 and PD-L2. By binding to the PD-1 receptor and blocking the interaction with the receptor ligands, KEYTRUDA releases the PD-1 pathway-mediated inhibition of the immune response, including the anti-tumor immune response.

KEYTRUDA is indicated in the United States at a dose of 2 mg/kg administered as an intravenous infusion over 30 minutes every three weeks for the treatment of patients with unresectable or metastatic melanoma and disease progression following ipilimumab and, if BRAF V600 mutation positive, a BRAF inhibitor. This indication is approved under accelerated approval based on tumor response rate and durability of response. An improvement in survival or disease-related symptoms has not yet been established. Continued approval for this indication may be contingent upon verification and description of clinical benefit in the confirmatory trials.

Merck is advancing a broad and fast-growing clinical development program for KEYTRUDA with more than 100 clinical trials – across more than 30 tumor types and enrolling more than 16,000 patients – both as a monotherapy and in combination with other therapies.

Selected Important Safety Information for KEYTRUDA

Pneumonitis occurred in 12 (2.9%) of 411 patients with advanced melanoma receiving KEYTRUDA (the approved indication in the United States), including Grade 2 or 3 cases in 8 (1.9%) and 1 (0.2%) patients, respectively. Monitor patients for signs and symptoms of pneumonitis. Evaluate suspected pneumonitis with radiographic imaging. Administer corticosteroids for Grade 2 or greater pneumonitis. Withhold KEYTRUDA for Grade 2; permanently discontinue KEYTRUDA for Grade 3 or 4 pneumonitis.

Colitis (including microscopic colitis) occurred in 4 (1%) of 411 patients, including Grade 2 or 3 cases in 1 (0.2%) and 2 (0.5%) patients respectively, receiving KEYTRUDA. Monitor patients for signs and symptoms of colitis. Administer corticosteroids for Grade 2 or greater colitis. Withhold KEYTRUDA for Grade 2 or 3; permanently discontinue KEYTRUDA for Grade 4 colitis.

Hepatitis (including autoimmune hepatitis) occurred in 2 (0.5%) of 411 patients, including a Grade 4 case in 1 (0.2%) patient, receiving KEYTRUDA. Monitor patients for changes in liver function. Administer corticosteroids for Grade 2 or greater hepatitis and, based on severity of liver enzyme elevations, withhold or discontinue KEYTRUDA.

Hypophysitis occurred in 2 (0.5%) of 411 patients, including a Grade 2 case in 1 and a Grade 4 case in 1 (0.2% each) patient, receiving KEYTRUDA. Monitor for signs and symptoms of hypophysitis. Administer corticosteroids for Grade 2 or greater hypophysitis. Withhold KEYTRUDA for Grade 2; withhold or discontinue for Grade 3; and permanently discontinue KEYTRUDA for Grade 4 hypophysitis.

Nephritis occurred in 3 (0.7%) patients receiving KEYTRUDA, consisting of one case of Grade 2 autoimmune nephritis (0.2%) and two cases of interstitial nephritis with renal failure (0.5%), one Grade 3 and one Grade 4. Monitor patients for changes in renal function.  Administer corticosteroids for Grade 2 or greater nephritis. Withhold KEYTRUDA for Grade 2; permanently discontinue KEYTRUDA for Grade 3 or 4 nephritis.

Hyperthyroidism occurred in 5 (1.2%) of 411 patients, including Grade 2 or 3 cases in 2 (0.5%) and 1 (0.2%) patients respectively, receiving KEYTRUDA. Hypothyroidism occurred in 34 (8.3%) of 411 patients, including a Grade 3 case in 1 (0.2%) patient, receiving KEYTRUDA. Thyroid disorders can occur at any time during treatment. Monitor patients for changes in thyroid function (at the start of treatment, periodically during treatment, and as indicated based on clinical evaluation) and for clinical signs and symptoms of thyroid disorders. Administer corticosteroids for Grade 3 or greater hyperthyroidism. Withhold KEYTRUDA for Grade 3; permanently discontinue KEYTRUDA for Grade 4 hyperthyroidism. Isolated hypothyroidism may be managed with replacement therapy without treatment interruption and without corticosteroids.

Other clinically important immune-mediated adverse reactions can occur. The following clinically significant, immune-mediated adverse reactions occurred in less than 1% of patients treated with KEYTRUDA: exfoliative dermatitis, uveitis, arthritis, myositis, pancreatitis, hemolytic anemia, partial seizures arising in a patient with inflammatory foci in brain parenchyma, adrenal insufficiency, myasthenic syndrome, optic neuritis, and rhabdomyolysis.

For suspected immune-mediated adverse reactions, ensure adequate evaluation to confirm etiology or exclude other causes. Based on the severity of the adverse reaction, withhold KEYTRUDA and administer corticosteroids. Upon improvement of the adverse reaction to Grade 1 or less, initiate corticosteroid taper and continue to taper over at least 1 month. Restart KEYTRUDA if the adverse reaction remains at Grade 1 or less. Permanently discontinue KEYTRUDA for any severe or Grade 3 immune-mediated adverse reaction that recurs and for any life-threatening immune-mediated adverse reaction.

Based on its mechanism of action, KEYTRUDA may cause fetal harm when administered to a pregnant woman. If used during pregnancy, or if the patient becomes pregnant during treatment, apprise the patient of the potential hazard to a fetus. Advise females of reproductive potential to use highly effective contraception during treatment and for 4 months after the last dose of KEYTRUDA.

For the treatment of advanced melanoma, KEYTRUDA was discontinued for adverse reactions in 6% of 89 patients who received the recommended dose of 2 mg/kg and 9% of 411 patients across all doses studied. Serious adverse reactions occurred in 36% of patients receiving KEYTRUDA. The most frequent serious adverse drug reactions reported in 2% or more of patients were renal failure, dyspnea, pneumonia, and cellulitis.

The most common adverse reactions (reported in ≥20% of patients) were fatigue (47%), cough (30%), nausea (30%), pruritus (30%), rash (29%), decreased appetite (26%), constipation (21%), arthralgia (20%), and diarrhea (20%).

The recommended dose of KEYTRUDA is 2 mg/kg administered as an intravenous infusion over 30 minutes every three weeks until disease progression or unacceptable toxicity. No formal pharmacokinetic drug interaction studies have been conducted with KEYTRUDA. It is not known whether KEYTRUDA is excreted in human milk. Because many drugs are excreted in human milk, instruct women to discontinue nursing during treatment with KEYTRUDA. Safety and effectiveness of KEYTRUDA have not been established in pediatric patients.

About Dynavax

Dynavax, a clinical-stage biopharmaceutical company, discovers and develops novel vaccines and therapeutics in the areas of infectious and inflammatory diseases and oncology. Dynavax's lead product candidates are HEPLISAV-B™, a Phase 3 investigational adult hepatitis B vaccine and SD-101, an investigational cancer immunotherapeutic currently in several Phase 1/2 studies. For more information visit www.dynavax.com.

Dynavax Forward Looking Statements

This press release contains "forward-looking" statements, including expectations for the conduct and timing of clinical trials of SD-101. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including whether we can timely provide adequate clinical supplies, initiate one or more studies, enroll a sufficient number of subjects and ultimately complete any study, and whether or not the parties may reach any future agreement on further studies or a more extensive collaboration beyond the clinical trials contemplated under the existing agreements, as well as other risks detailed in the "Risk Factors" section of our current periodic reports with the SEC. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Information on Dynavax's website at www.dynavax.com is not incorporated by reference in our current periodic reports with the SEC.

Merck’s Focus on Cancer

Our goal is to translate breakthrough science into innovative oncology medicines to help people with cancer worldwide. At Merck Oncology, helping people fight cancer is our passion and supporting accessibility to our cancer medicines is our commitment. Our focus is on pursuing research in immuno-oncology and we are accelerating every step in the journey – from lab to clinic – to potentially bring new hope to people with cancer. For more information about our oncology clinical trials, visit www.merck.com/clinicaltrials.

About Merck

Today's Merck is a global healthcare leader working to help the world be well. Merck is known as MSD outside of the United States and Canada. Through our prescription medicines, vaccines, biologic therapies and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to healthcare through far-reaching policies, programs and partnerships. For more information, visit www.merck.com and connect with us on Twitter, Facebook and YouTube.

Merck Forward-Looking Statement

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of Merck’s management and are subject to significant risks and uncertainties. There can be no guarantees with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and healthcare legislation in the United States and internationally; global trends toward healthcare cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; Merck’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Merck’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2014 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

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Please see Prescribing Information for KEYTRUDA (pembrolizumab) at http://www.merck.com/product/usa/pi_circulars/k/keytruda/keytruda_pi.pdf and the Medication Guide for KEYTRUDA at http://www.merck.com/product/usa/pi_circulars/k/keytruda/keytruda_mg.pdf